Exhibit 99.1

RGS Energy Completes $11.5 Million Public Offering of Common Stock and Warrants

DENVER, CO, February 6, 2017 – RGS Energy (NASDAQ: RGSE), a residential and small commercial solar company since 1978, has completed the previously announced $11.5 million offering of (A) units, “Primary Units,” each consisting of one share of Class A common stock, par value $0.0001, or “Common Stock,” and a Series K Warrant to purchase Common Stock, and (B) units, “Alternative Units,” each consisting of one prepaid Series L Warrant to purchase one share of Common Stock and a Series K Warrant to purchase Common Stock. The purchase price for a Primary Unit was $3.10 per unit and the purchase price for an Alternative Unit was $3.09 per unit. At closing the Company issued 2,096,920 Primary Units and 1,613,080 Alternative Units.

Each Primary Unit consists of one share of Common Stock and a Series K Warrant to purchase one share of Common Stock at an exercise price of $3.10 per share, and each Alternative Unit consists of a prepaid Series L Warrant to purchase one share of Common Stock and a Series K Warrant to purchase one share of Common Stock at an exercise price of $3.10 per share, as described in the Current Report on Form 8-K filed by the company on February 1, 2017.

The Series K Warrants are exercisable immediately after issuance and for a period of five years thereafter. The Series L Warrants are exercisable immediately after issuance and for a period of five years thereafter at an exercise price of $3.10 per share, of which $3.09 per share was paid at the closing with $0.01 per share payable upon exercise of the Series L Warrant.

After placement agent fees and other estimated offering expenses, the net offering proceeds to RGS Energy total approximately $10.5 million.

“As America’s original solar company, RGS Energy’s vision is to provide clean solar power to residential and small commercial customers across the country,” said RGS Energy CEO Dennis Lacey. “This capital gives us additional resources to fulfill this vision and expedite our growth plan to expand our operations within our existing footprint. It also provides us the flexibility to explore new products and states of operations to deliver on our vision. Following this capital raise, we are virtually debt-free and have cash of over $11 million and stockholders’ equity of approximately $15 million.”

Roth Capital Partners acted as the exclusive placement agent in the offering.

This offering was conducted under a shelf registration statement on Form S-3 (File No. 333-193718), including a base prospectus previously filed and declared effective by the Securities and Exchange Commission (“SEC”). The final prospectus supplement relating to the offering was filed with the SEC on February 2, 2017 and is available on www.sec.gov.

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About RGS Energy

RGS Energy (NASDAQ: RGSE) is a residential and small commercial solar company since 1978, which has installed more than 25,000 solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

RGS Energy is the company’s registered trade name. The company files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

Cautionary Statement Regarding Forward-Looking Statements

This press release by RGS Energy contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding RGS Energy’s topline, shareholder’s equity and working capital, achieving break-even results and the anticipated use of proceeds of the unit offering. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “plan,” “expect,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, we caution you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement include: our ability to implement our business turnaround strategy, grow our topline, generate positive shareholders’ equity, generate working capital and achieve break-even or better results in 2017; continued or future non-compliance with Nasdaq’s continued listing requirements; and the use of proceeds from the Unit offering discussed herein. You should read the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2016, June 30, 2016 and September 30, 2016, and in the final prospectus supplement related to the offering described above, each of which has been filed with the SEC, and which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Media and Investor Relations Contact:

Ron Both, Managing Partner

CMA

Tel 1-949-432-7566

RGSE@cma.team

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